UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2018

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, the Board of Directors of CV Sciences, Inc. (the “Company”) appointed Joseph C. Maroon, M.D., FACS (“Dr. Maroon”) as a director of the Company to fill the vacancy on the Company’s Board of Directors (the “Board”). Pursuant to the Company’s Bylaws, Dr. Maroon shall hold office until the next election of directors by the stockholders of the Company. It is expected that Dr. Maroon will be named as a member of the Compensation Committee and the Audit Committee of the Board.

Dr. Maroon is a Clinical Professor, Heindl Scholar in Neuroscience and Vice Chairman of the Department of Neurosurgery at the University of Pittsburgh Medical Center (UPMC), and has held other positions at UPMC since 1998. He also has served as a team neurosurgeon in the National Football League since 1981 and as a medical director of other professional sports organizations. From 1995 to 1998, Dr. Maroon was Professor and Chairman of the Department of Surgery at Allegheny General Hospital, and from 1984 to 1999 he was Professor and Chairman of the Department of Neurosurgery at Allegheny General Hospital. Dr. Maroon has earned numerous awards for his contributions to neurosurgery from various national and international neurological societies throughout his career. He has served on the editorial boards of eight medical and neurological journals and is currently associate editor of Surgical Neurology and editorial board member of Neurological Research and The Physician and Sports Medicine journals. He also is past-president of the Congress of Neurological Surgeons, the largest society of neurosurgeons in the world. Dr. Maroon was previously a member of the Board of Directors and Chairman of the Scientific Committee of Mylan from 2005 to 2017. Dr. Maroon obtained his medical and neurosurgical training at Indiana University, Georgetown University, Oxford University in England and the University of Vermont. Dr. Maroon's medical expertise, as well as his independence, judgment and exceptional leadership experience makes him a valuable addition to the Board.

There are no arrangements or understandings between Dr. Maroon and any other person pursuant to which Dr. Maroon was selected as a director of the Company. Dr. Maroon is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Dr. Maroon, or any grants or awards made to Dr. Maroon, in connection with his election to the Board.

Item 7.01	Regulation FD Disclosure

On August 8, 2018, the Company announced the appointment of Dr. Maroon to the Board. A copy of the press release issued by the Company announcing Dr. Maroon’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

2

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of CV Sciences, Inc., dated August 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2018

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer and Chief Financial Officer

3